Exhibit 99.1

Ichor Holdings, Ltd. Announces First Quarter 2022 Financial Results

FREMONT, Calif., May 10, 2022–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced first quarter 2022 financial results.

First quarter 2022 highlights:

•	Record revenues were within our guidance range at $293 million, up 11% year-over-year and up 2% from Q4;
•

Gross margin of 15% on a GAAP basis and 16% on a non-GAAP basis, reflecting additional hiring of direct manufacturing labor to support customer demand as well as increased freight and logistics costs; and

•	Earnings per share of $0.28 and $0.70 on a GAAP and non-GAAP basis, respectively.

“We are pleased to report record first quarter revenues that were within our guidance range,” commented Jeff Andreson, chief executive officer. “Over the last several quarters, we along with the rest of the industry have been expecting supply chain conditions to improve, yet in 2022 to date, availability of components and materials has become even more challenged. In order to better address the continued very strong levels of customer demand, in the first quarter we increased both our hiring activity for direct labor and our overall manufacturing capacity, which while presenting a near-term headwind to gross margin, are critical investments that will enable us to achieve significant increases in revenue output in the coming quarters and years. We are taking a more cautious view of any supply chain improvements through at least mid-year, but still expect to achieve sequential revenue increases as we progress through 2022.”

	Q1 2022	Q4 2021	Q1 2021
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$293,146	$287,188	$264,566
Gross margin	15.0%	16.4%	14.9%
Operating margin	3.6%	5.7%	6.9%
Net income	$8,039	$14,859	$14,638
Diluted EPS	$0.28	$0.51	$0.51

	Q1 2022	Q4 2021	Q1 2021
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	16.0%	17.1%	16.1%
Operating margin	8.4%	10.7%	10.2%
Net income	$20,178	$26,245	$21,725
Diluted EPS	$0.70	$0.90	$0.76

U.S. GAAP Financial Results Overview

For the first quarter of 2022, revenue was $293.1 million, net income was $8.0 million, and net income per diluted share (“diluted EPS”) was $0.28. This compares to revenue of $287.2 million and $264.6 million, net income of $14.9 million and $14.6 million, and diluted EPS of $0.51 and $0.51, for the fourth and first quarters of 2021, respectively.

Non-GAAP Financial Results Overview

For the first quarter of 2022, non-GAAP net income was $20.2 million and non-GAAP diluted EPS was $0.70. This compares to non-GAAP net income of $26.2 million and $21.7 million, and non-GAAP diluted EPS of $0.90 and $0.76, for the fourth and first quarters of 2021, respectively.

Second Quarter 2022 Financial Outlook

For the second quarter of 2022, we expect revenue to be in the range of $290 million to $330 million. We expect GAAP diluted EPS to be in the range of $0.45 to $0.73 and non-GAAP diluted EPS to be in the range of $0.68 to $0.94.

This outlook for non‑GAAP diluted EPS excludes known charges related to amortization of intangible assets, share‑based compensation expense, tax adjustments related to these non-GAAP adjustments, and non-recurring charges known at the time of providing this outlook. This outlook for non-GAAP diluted EPS excludes any items that are unknown at this time, such as non-recurring tax-related items or other unusual or infrequent items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Balance Sheet and Cash Flow Results

We ended the first quarter of 2022 with cash and cash equivalents of $34.5 million, a decrease of $41.0 million from the prior quarter.

The decrease was primarily due to cash used in operating activities of $36.3 million and capital expenditures of $3.4 million.

Our cash used in operating activities of $36.3 million during the first quarter of 2022 consisted of net income of $8.0 million, net non-cash charges of $12.3 million, primarily consisting of depreciation and amortization of $9.3 million and share-based compensation expense of $2.9 million, and an increase in our net operating assets and liabilities of $56.6 million.

The increase in our net operating assets and liabilities, net of acquisitions, was primarily due to an increase in inventories of $27.7 million, a decrease in accounts payable of $18.2 million, and an increase in accounts receivable of $10.5 million. The increase in our inventories is primarily driven by elevated purchasing activity pursuant to strong customer demand and certain supply chain component constraints. The decrease in accounts payable and increase in accounts receivable were primarily due to fluctuations in payment timing to suppliers and from customers, as well as higher revenues in the last few weeks of the first quarter of 2022 compared to the last few weeks of the fourth quarter of 2021.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non‑GAAP gross profit, non‑GAAP operating income, non‑GAAP net income, non‑GAAP diluted EPS, and free cash flow. Management uses these non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income, or net income, as applicable, excluding (1) amortization of intangible assets, share-based compensation expense, and non-recurring expenses, including acquisition-related costs and charges, contract settlement losses and facility shutdown costs, to the extent they are present in gross profit, operating income, and net income; and (2) the tax impacts associated with our non-GAAP adjustments, as well as non-recurring discrete tax items. Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Free cash flow is defined as cash provided by or used in operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.

Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.

Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or any unusual or non-recurring items.

Conference Call

We will conduct a conference call to discuss our first quarter 2022 results and business outlook today at 1:30 p.m. PT.

To listen to a live webcast of the call, please visit our investor relations website at https://ir.ichorsystems.com, or go to the live link at https://webcast-eqs.com/ichorholdings20220510_en. To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13728745.

After the call, an on-demand replay will be available at the same webcast link.

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA. https://ir.ichorsystems.com.

We use a 52- or 53-week fiscal year ending on the last Friday in December. The three months ended April 1, 2022, December 31, 2021, and March 26, 2021, were 13 weeks, 14 weeks, and 13 weeks, respectively. References to the first quarter of 2022 and the fourth and first quarters of 2021 relate to the three-month periods then ended. Our fiscal years ended December 30, 2022, and December 31, 2021, are 52 weeks and 53 weeks, respectively. References to 2022 and 2021 relate to the fiscal years then ended.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," “may,” “will,” "projects," "plans," “predicts,” "believes," “could,” "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, statements regarding financial results for our second fiscal quarter of 2022, statements regarding the impacts of the COVID-19 pandemic, materials or component shortages from suppliers, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (10)  dependence on a limited number of suppliers, and (11) the impact of the COVID‑19 pandemic, any related or unrelated public health threat or fear of such event on economic activity, us and our customers, suppliers, employees, and other business relations, including, but not limited to, demand for our products, workforce availability, and costs to manufacture our products. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K filed with the SEC on February 28, 2022.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.

Contact:

Larry Sparks, CFO 510-897-5200

Claire McAdams, IR & Strategic Initiatives 530-265-9899

ir@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.

Consolidated Balance Sheets

(dollars in thousands, except per share amounts)

(unaudited)

	April 1, 2022	December 31, 2021	March 26, 2021
Assets
Current assets:
Cash and cash equivalents	$34,516	$75,495	$242,946
Accounts receivable, net	153,534	142,990	108,674
Inventories	263,851	236,133	144,062
Prepaid expenses and other current assets	7,662	8,153	7,347
Total current assets	459,563	462,771	503,029
Property and equipment, net	86,003	85,204	46,849
Operating lease right-of-use assets	34,054	29,790	9,378
Other noncurrent assets	12,110	9,166	5,800
Deferred tax assets, net	8,153	8,116	5,812
Intangible assets, net	84,578	89,927	36,454
Goodwill	335,902	335,902	174,887
Total assets	$1,020,363	$1,020,876	$782,209
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$142,866	$159,727	$140,669
Accrued liabilities	21,661	19,066	16,992
Other current liabilities	14,185	14,377	11,778
Current portion of long-term debt	7,500	7,500	8,750
Current portion of lease liabilities	7,854	7,633	4,895
Total current liabilities	194,066	208,303	183,084
Long-term debt, less current portion, net	283,495	285,253	159,576
Lease liabilities, less current portion	26,563	22,354	4,804
Deferred tax liabilities, net	38	38	109
Other non-current liabilities	4,372	4,213	3,574
Total liabilities	508,534	520,161	351,147
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 28,628,907 and 28,551,160 shares outstanding, respectively; 33,066,346 and 32,988,599 shares issued, respectively)	3	3	3
Additional paid in capital	420,513	417,438	404,046
Treasury shares at cost (4,437,439 shares)	(91,578)	(91,578)	(91,578)
Retained earnings	182,891	174,852	118,591
Total shareholders’ equity	511,829	500,715	431,062
Total liabilities and shareholders’ equity	$1,020,363	$1,020,876	$782,209

ICHOR HOLDINGS, LTD.

Consolidated Statement of Operations

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	April 1, 2022	December 31, 2021	March 26, 2021
Net sales	$293,146	$287,188	$264,566
Cost of sales	249,214	240,210	225,054
Gross profit	43,932	46,978	39,512
Operating expenses:
Research and development	4,851	4,222	3,515
Selling, general, and administrative	23,267	21,662	14,349
Amortization of intangible assets	5,349	4,749	3,391
Total operating expenses	33,467	30,633	21,255
Operating income	10,465	16,345	18,257
Interest expense, net	1,532	1,454	1,919
Other expense, net	84	704	185
Income before income taxes	8,849	14,187	16,153
Income tax expense (benefit)	810	(672)	1,515
Net income	$8,039	$14,859	$14,638
Net income per share:
Basic	$0.28	$0.52	$0.52
Diluted	$0.28	$0.51	$0.51
Shares used to compute net income per share:
Basic	28,592,629	28,465,870	28,004,248
Diluted	29,023,455	29,045,351	28,729,112

ICHOR HOLDINGS, LTD.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	April 1, 2022	December 31, 2021	March 26, 2021
Cash flows from operating activities:
Net income	$8,039	$14,859	$14,638
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	9,315	8,323	5,657
Share-based compensation	2,897	3,367	2,415
Deferred income taxes	(37)	(2,848)	512
Amortization of debt issuance costs	117	158	242
Loss on extinguishment of debt	—	737	—
Other	—	165	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(10,544)	(12,751)	(7,697)
Inventories	(27,718)	(30,075)	(9,306)
Prepaid expenses and other assets	(650)	(934)	512
Accounts payable	(18,209)	17,415	22,101
Accrued liabilities	2,182	(5,292)	(3,467)
Other liabilities	(1,670)	(2,263)	41
Net cash provided by (used in) operating activities	(36,278)	(9,139)	25,648
Cash flows from investing activities:
Capital expenditures	(3,417)	(2,135)	(5,400)
Cash paid for acquisitions, net of cash acquired	—	(268,766)	—
Purchase of marketable securities	—	(10,164)	—
Proceeds from maturities and sales of marketable securities	—	108,713	—
Net cash used in investing activities	(3,417)	(172,352)	(5,400)
Cash flows from financing activities:
Issuance of ordinary shares under share-based compensation plans	1,368	2,527	2,654
Employees' taxes paid upon vesting of restricted share units	(777)	(1,002)	(667)
Debt issuance and modification costs	—	(1,852)	—
Borrowings on revolving credit facility	—	137,591	—
Repayments on revolving credit facility	—	(11,753)	(30,000)
Proceeds from term loan	—	94,175	—
Repayments on term loan	(1,875)	(90,738)	(2,188)
Net cash provided by (used in) financing activities	(1,284)	128,948	(30,201)
Net decrease in cash	(40,979)	(52,543)	(9,953)
Cash at beginning of period	75,495	128,038	252,899
Cash at end of period	$34,516	$75,495	$242,946
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$1,395	$2,433	$1,842
Cash paid during the period for taxes, net of refunds	$106	$3,856	$667
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$2,278	$930	$2,273
Right-of-use assets obtained in exchange for new operating lease liabilities, including those acquired through acquisitions	$6,067	$22,404	$364

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit

(dollars in thousands)

(unaudited)

	Three Months Ended
	April 1, 2022	December 31, 2021	March 26, 2021
U.S. GAAP gross profit	$43,932	$46,978	$39,512
Non-GAAP adjustments:
Share-based compensation	551	437	306
Facility shutdown costs (1)	—	314	2,399
Fair value adjustment to inventory from acquisitions (2)	2,492	1,441	211
Other non-recurring expense, net (3)	—	—	106
Non-GAAP gross profit	$46,975	$49,170	$42,534
U.S. GAAP gross margin	15.0%	16.4%	14.9%
Non-GAAP gross margin	16.0%	17.1%	16.1%

(1)

During the second quarter of 2020, we announced the closure of our manufacturing facility in Union City, California, which we completed in 2021. We incurred write-off costs associated with inventories determined to be obsolete and severance costs associated with affected employees in connection with the closure.

(2)

As part of the purchase price allocations of our acquisitions of IMG Companies, LLC (“IMG”) in November 2021 and a precision machining operation in Mexico in December 2020, we recorded acquired-inventories at fair value, resulting in a fair value step-up of $3.9 million and $0.2 million, respectively. These amounts were subsequently released to cost of sales as acquired-inventories were sold.

(3)	Included in this amount for the first quarter of 2021 is primarily a non-recurring settlement charge.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Operating Income to Non-GAAP Operating Income

(dollars in thousands)

(unaudited)

	Three Months Ended
	April 1, 2022	December 31, 2021	March 26, 2021
U.S. GAAP operating income	$10,465	$16,345	$18,257
Non-GAAP adjustments:
Amortization of intangible assets	5,349	4,749	3,391
Share-based compensation	2,897	3,367	2,415
Facility shutdown costs (1)	—	314	2,510
Settlement loss (2)	3,100	—	—
Fair value adjustment to inventory from acquisitions (3)	2,492	1,441	211
Acquisition costs (4)	275	4,386	—
Other non-recurring expense, net (5)	—	—	278
Non-GAAP operating income	$24,578	$30,602	$27,062
U.S. GAAP operating margin	3.6%	5.7%	6.9%
Non-GAAP operating margin	8.4%	10.7%	10.2%

(1)	See footnote 1 to the reconciliation of U.S. GAAP gross profit to non-GAAP gross profit above.
(2)

During the first quarter of 2022, we recorded a non-recurring loss accrual of $3.1 million relating to a probable settlement of an employment-related legal matter. We expect the tentative settlement and final conclusion of the matter to be formalized and paid within the next 12 months.

(3)	See footnote 2 to the reconciliation of U.S. GAAP gross profit to non-GAAP gross profit above.
(4)	Included in this amount are incremental transaction-related costs incurred in connection with our acquisition of IMG in November 2021.
(5)

Included in this amount for the first quarter of 2021 are primarily (i) non-capitalized costs incurred in connection with our implementation of a new ERP system and a Sarbanes-Oxley compliance program and (ii) a non-recurring settlement charge.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	April 1, 2022	December 31, 2021	March 26, 2021
U.S. GAAP net income	$8,039	$14,859	$14,638
Non-GAAP adjustments:
Amortization of intangible assets	5,349	4,749	3,391
Share-based compensation	2,897	3,367	2,415
Facility shutdown costs (1)	—	314	2,510
Settlement loss (2)	3,100	—	—
Fair value adjustment to inventory from acquisitions (3)	2,492	1,441	211
Acquisition costs (4)	275	4,386	—
Other non-recurring expense, net (5)	—	—	278
Loss on extinguishment of debt (6)	—	737	—
Tax adjustments related to non-GAAP adjustments (7)	(1,974)	(3,608)	(1,718)
Non-GAAP net income	$20,178	$26,245	$21,725
U.S. GAAP diluted EPS	$0.28	$0.51	$0.51
Non-GAAP diluted EPS	$0.70	$0.90	$0.76
Shares used to compute diluted EPS	29,023,455	29,045,351	28,729,112

(1)	See footnote 1 to the reconciliation of U.S. GAAP gross profit to non-GAAP gross profit above.
(2)	See footnote 2 to the reconciliation of U.S. GAAP operating income to non-GAAP operating income above.
(3)	See footnote 3 to the reconciliation of U.S. GAAP gross profit to non-GAAP gross profit above.
(4)	See footnote 4 to the reconciliation of U.S. GAAP operating income to non-GAAP operating income above.
(5)	See footnote 5 to the reconciliation of U.S. GAAP operating income to non-GAAP operating income above.
(6)

In October 2021, we entered into an amended and restated credit agreement, which includes a group of financial institutions as direct lenders underlying the agreement. Under the debt modification literature codified in ASC 470, a portion of the refinance was treated as an extinguishment. Accordingly, $0.7 million of existing capitalized deferred issuance costs were written off as a loss on extinguishment of debt.

(7)

Adjusts U.S. GAAP income tax expense (benefit) for impact of our non-GAAP adjustments, as defined, including the impacts of excluding share-based compensation, amortization of intangible assets, and other non-recurring expenses. This adjustment also excludes the impact of non-recurring discrete tax items.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Cash Provided by (Used in) Operating Activities to Free Cash Flow

(in thousands)

(unaudited)

	Three Months Ended
	April 1, 2022	December 31, 2021	March 26, 2021
Net cash provided by (used in) operating activities	$(36,278)	$(9,139)	$25,648
Capital expenditures	(3,417)	(2,135)	(5,400)
Free cash flow	$(39,695)	$(11,274)	$20,248